Exhibit 32.2
CERTIFICATION FURNISHED PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended December 30, 2017 (the "Report") by Cerner Corporation (the "Company"), the undersigned Chief Financial Officer of the Company hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer
(Principal Financial Officer)
Date: February 12, 2018